EXHIBIT 23.2


         AMISANO HANSON
         CHARTERED ACCOUNTANTS Letterhead


                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use, in Form S-8 for TANKLESS SYSTEMS WORLDWIDE, INC. (formerly known as Elution Technologies, Inc.), of our report dated April 21, 2003 relating to the December 31, 2002 financial statements of Elution Technologies, Inc. which appear in such Form.

            /s/ Amisano Hanson
            ------------------
            AMISANO HANSON
            Chartered Accountants



Vancouver, British Columbia Canada
September 11, 2003



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